Exhibit 8.2

To the Board of Managers of Orion Engineered Carbons S.à r.l. 15, rue Edward Steichen L-2540 Luxembourg Grand Duchy of Luxembourg

Luxembourg, 24 July 2014

Your ref. : /
Our ref. : 57224/ #11501838
Laurent.schummer@arendt.com
Tel. : (352) 40 78 78-7710
Fax : (352) 40 78 04-880

Orion Engineered Carbons S.à r.l. – F1 Registration Statement

Ladies and Gentlemen,

We are acting as Luxembourg counsel for Orion Engineered Carbons S.à r.l., a société à responsabilité limitée, having its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés de Luxembourg under number B 160 558, (the “Company”) in connection with the registration statement on Form F-1 pursuant to Rule 462(b) under the US Securities Act of 1933 (the “Securities Act”), as amended, relating to additional 1,725,000 common shares (the “Offered Shares”) of the Company offered by the Selling Shareholder (as this term is defined in the Initial Registration Statement, as defined below), each with no par value. This Opinion is in addition to our opinion filed as Exhibit 8 to the Company’s Registration Statement on Form F-1 (the “Initial Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act on 14 July 2014 relating to the offering by the Selling Shareholder of 20,700,000 common shares of the Company, each with no par value. The Initial Registration Statement is incorporated by reference into the registration statement to which this opinion is an exhibit (the “Registration Statement”), pursuant to Rule 462(b) of the Securities Act.

We hereby confirm that the discussion set forth under the caption “Certain Taxation Considerations – Luxembourg Taxation of Common Shares”, in the prospectus of the Company with respect to the shares of the Company, which is part of the Company’s Registration Statement filed on this date, is our opinion.

For the purpose of this confirmation, we have assumed that the Company is exclusively tax resident in Luxembourg at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Validity of Common Shares” and “Certain Taxation Considerations” as regards the Grand Duchy of Luxembourg in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

We express no opinion as to any laws other than the laws of the Grand Duchy of Luxembourg and this opinion is to be construed under Luxembourg law and is subject to the exclusive jurisdiction of the courts of Luxembourg.

This Opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in the Grand-Duchy of Luxembourg and registered on the list V of the Luxembourg Bar.

This Opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in the Grand-Duchy of Luxembourg and registered on the list V of the Luxembourg Bar.

Very truly yours,

/s/ Laurent Schummer

By and on behalf of Arendt & Medernach SA

Laurent Schummer

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